EXHIBIT 99.1

CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2003

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2003.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our results of operations for this period have been finally compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we do not attempt to predict:

(a)                      production which may be obtained through future exploratory drilling;

(b)                     dry hole and abandonment costs that may result from future exploratory drilling;

(c)                      the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”);

(d)                     gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance; and

(e)                      capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur.

In addition, these estimates do not include any amounts related to the adoption of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”).  We are required to adopt SFAS 143 effective January 1, 2003, and are currently in the process of gathering the data and making the computations required to properly report the affects of this statement on our balance sheet and statements of operations and cash flow.  Although we cannot estimate the affects of adopting SFAS 143 at this time, actual amounts, when reported beginning with our Form 10–Q for the quarter ended March 31, 2003, may be material.

As discussed in “Capital Expenditures”, a significant portion of our 2003 planned exploration and development expenditures relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than development prospects.  To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.  Actual results from our exploratory drilling activities, when ultimately reported, may have a material impact on the estimates of oil and gas production and exploration costs stated in this guidance.

Summary of Estimates

The following table sets forth certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2003.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.

	Year Ending December 31, 2003
	Estimated			Estimated			Estimated			Estimated
	First Quarter			Second Quarter			Third Quarter			Fourth Quarter
	(Dollars in thousands, except per unit data)

Average Daily Production:
Gas (Mcf)	70,500	to	76,500	62,000	to	68,000	52,000	to	58,000	44,000	to	50,000
Oil (Bbls)	3,850	to	4,050	3,550	to	3,750	3,300	to	3,500	3,150	to	3,350
Natural gas liquids (Bbls)	450	to	550	400	to	500	375	to	475	350	to	450
Total gas equivalents (Mcfe)	96,300	to	104,100	85,700	to	93,500	74,050	to	81,850	65,000	to	72,800

Differentials:
Gas ($/Mcf)	$(.20)	to	$(.40)	$(.20)	to	$(.40)	$(.20)	to	$(.40)	$(.20)	to	$(.40)
Oil ($/Bbl)	$(.75)	to	$(1.25)	$(.75)	to	$(1.25)	$(.75)	to	$(1.25)	$(.75)	to	$(1.25)
Natural gas liquids ($/Bbl)	$(13.00)	to	$(16.00)	$(13.00)	to	$(16.00)	$(13.00)	to	$(16.00)	$(13.00)	to	$(16.00)

Costs Variable by Production ($/Mcfe):
Lease operating expenses
(including production taxes)	$.75	to	$1.00	$.80	to	$1.05	$.90	to	$1.10	$1.00	to	$1.20
DD&A — Oil and gas properties	$1.05	to	$1.35	$1.05	to	$1.35	$1.05	to	$1.35	$1.05	to	$1.35

Other Revenues (Expenses):
Natural gas services:
Revenues	$1,150	to	$1,250	$1,150	to	$1,250	$1,150	to	$1,250	$1,150	to	$1,250
Operating costs	$(1,050)	to	$(1,150)	$(1,050)	to	$(1,150)	$(1,050)	to	$(1,150)	$(1,050)	to	$(1,150)
Exploration costs:
Abandonments and impairments	$(500)	to	$(1,500)	$(500)	to	$(1,500)	$(500)	to	$(1,500)	$(500)	to	$(1,500)
Seismic and other	$(1,600)	to	$(2,400)	$(1,600)	to	$(2,400)	$(1,600)	to	$(2,400)	$(1,600)	to	$(2,400)
DD&A — Other	$(325)	to	$(375)	$(325)	to	$(375)	$(325)	to	$(375)	$(325)	to	$(375)
General and administrative	$(1,800)	to	$(2,000)	$(2,300)	to	$(2,500)	$(2,100)	to	$(2,300)	$(2,400)	to	$(2,600)
Interest expense	$(850)	to	$(950)	$(850)	to	$(950)	$(850)	to	$(950)	$(850)	to	$(950)

Income Tax Rate:
Current		0%			0%			0%			0%
Deferred		35%			35%			35%			35%

Weighted Average Shares
Outstanding (in thousands):
Basic	9,300	to	9,400	9,300	to	9,400	9,300	to	9,400	9,300	to	9,400
Diluted	9,300	to	9,700	9,300	to	9,700	9,300	to	9,700	9,300	to	9,700

Capital Expenditures

We presently plan to spend approximately $73.7 million on exploration and development activities during 2003.  The following table sets forth, by area, certain information about our planned exploration and development activities for 2003.

	Planned
	Expenditures
	Year Ended	Percentage
	December 31, 2003	of Total
	(In thousands)

South Louisiana	$48,600	66%
Mississippi	9,700	13%
Cotton Valley Reef Complex	9,300	13%
Other	6,100	8%
	$73,700	100%

Approximately 85% of the planned expenditures shown in the preceding table relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than developmental prospects. To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.

Actual capital expenditures during 2003 may differ significantly from these estimates as our plans for exploration and development activities change throughout the year.  We do not attempt to forecast our success rate on exploratory drilling.  Accordingly, these current estimates do not include any costs we may incur to complete our successful exploratory wells and construct the required production facilities for these wells.  Also, we are actively searching for other opportunities to increase our oil and gas reserves, including the evaluation of new prospects for exploratory and developmental drilling activities and potential acquisitions of proved oil and gas reserves.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during 2003.

Recent Drilling Activities

The following table summarizes certain information concerning our drilling activities from January 1, 2002 through the date of this report.  This information excludes immaterial drilling activities, such as wells drilled in non-core areas and small interests in non-operated properties.

Spud		County or	Approximate
Date	Well Name	Parish	Depth	Current Status

Cotton Valley Reef Complex
Sept 2002	Cotropia Gas Unit #1	Robertson, TX	16,400	Producing since Feb 2003
Nov 2002	Scamardo Gas Unit #1 RE	Robertson, TX	17,000	Dry
Jan 2003	Muse-Patranella Gas Unit #1	Robertson, TX	17,000	In-progress

South Louisiana
Feb 2002	State Lease 16847 #2	Plaquemines, LA	7,500	Dry
May 2002	Chicago Mill and Lumber Co. #1	Tensas, LA	8,500	Dry
Aug 2002	State Lease 17269 #1	Plaquemines, LA	11,300	Dry
Nov 2002	State Lease 16901 #1	Plaquemines, LA	11,000	Waiting on pipeline. First production — Apr 2003

Supplementary Information

Oil and Gas Production

The following table summarizes, by area, our estimated daily net production for each quarter during the year ending December 31, 2003.  These estimates represent the approximate mid–point of the estimated production range.

	Daily Net Production for 2003
	Estimated	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Gas (Mcf):
Austin Chalk (Trend)	2,878	2,681	2,511	2,380
Cotton Valley Reef Complex	41,888	36,566	31,315	25,946
Louisiana	25,167	22,621	18,391	16,185
New Mexico/West Texas	1,267	1,165	1,076	1,011
Other	2,300	1,967	1,707	1,478
	73,500	65,000	55,000	47,000

Oil (Bbls):
Austin Chalk (Trend)	2,738	2,530	2,346	2,251
Louisiana	567	527	489	467
New Mexico/West Texas	578	527	500	467
Other	67	66	65	65
	3,950	3,650	3,400	3,250

Natural Gas Liquids (Bbls):
Austin Chalk (Trend)	391	351	327	313
New Mexico/West Texas	109	99	98	87
	500	450	425	400

Accounting for Derivatives

The following summarizes information concerning our net positions in open commodity derivatives as of December 31, 2002.

	Oil Swaps		Gas Swaps
		Average		Average
	Bbls	Price	MMBtu	Price
Production Period:
1st Quarter 2003	160,000	$25.27	2,275,000	$3.55
2nd Quarter 2003	240,000	$24.67	1,545,000	$3.51
3rd Quarter 2003	120,000	$24.20	1,810,000	$3.58
4th Quarter 2003	80,000	$24.20	1,720,000	$3.80
	600,000	$24.68	7,350,000	$3.61

In addition, we have terminated our positions in certain other derivatives contracts at losses that will be realized during 2003, as amounts are reclassified out of accumulated other comprehensive income.

	Oil Swaps		Gas Swaps
		Net		Net
	Bbls	Loss	MMBtu	Loss
		(In thousands)		(In thousands)
Production Period:
1st Quarter 2003	170,000	$376	2,385,000	$1,027
2nd Quarter 2003	30,000	46	2,815,000	1,380
	200,000	$422	5,200,000	$2,407